Exhibit 10.4

DIRECT INSITE CORP.
DIRECTORS’ DEFERRED COMPENSATION PLAN

1.             Establishment of Plan

The Direct Insite Corp. Directors’ Deferred Compensation Plan (the “Plan”) is established by Direct Insite Corp. (the “Company”) for eligible members of the Board of Directors (the “Board”) of the Company, effective January 1, 2008.

2.             Eligibility

Each member of the Board who is not an employee of the Company or any of its subsidiaries is eligible to participate in the Plan.

3.             Participation

(a)       Election to Participate

An eligible Board member who desires to defer the fees that he or she earns as a director shall file a deferral election in the form specified by the Board (“Election Form”).  Except as provided in paragraph (b) for new directors, an election to defer fees for services performed during a calendar year must be made prior to the first day of the calendar year and once the year begins will be irrevocable for such calendar year.  An election to defer director fees for a calendar year shall apply to either or both of (i) all of the cash fees (other than reimbursement of expenses) (“Cash Fees”) and (ii) all of the fees (“Equity Fees”) payable in shares of the Company’s common stock (“Common Stock”), in each case that are payable to the electing Board member for services as a director during the applicable calendar year.  An eligible Board member who elects to defer fees under the Plan shall be referred to as a “Participant” in the Plan.  A Participant’s deferral election shall remain in effect for subsequent calendar years unless the Participant files a new Election Form before the start of the subsequent calendar year.

(b)       New Directors.

Upon initial election or appointment to the Board, a director may elect to become a Participant and defer fees by executing an Election Form within thirty (30) days after first becoming a director.  Such election shall apply with respect to Cash Fees and/or Equity Fees payable for services as a director during the period beginning after the date the director submits the Election Form and ending on the last day of that calendar year.  A Participant’s deferral election shall remain in effect for subsequent calendar years unless the Participant files a new Election Form before the start of the subsequent calendar year.  If a director fails to submit an Election Form within thirty (30) days after the date the director is initially elected or appointed to the Board, the director will be eligible to make a deferral election only in accordance with paragraph 3(a).

(c)       Election of Investment Method

All Equity Fees that are deferred shall be credited to an “Equity Fee Account.”  A director electing to defer Cash Fees shall designate in the Election Form whether his or her Cash Fees are to be credited (i) entirely to an “Income Account,” (ii) entirely to a “Deferred Stock Account,” or (iii) 50% to an Income Account and 50% to a Deferred Stock Account.  Such election shall be irrevocable with respect to Cash Fees deferred during the applicable calendar year.  A Participant may make a different investment election for Cash Fees deferred in any subsequent calendar year by filing a new Election Form prior to the beginning of such calendar year.  Absent such a change, a Participant’s most recent investment election shall continue in effect for all subsequent years.

(d)       Designation of Beneficiary

A Participant electing to participate in the Plan may designate a beneficiary or beneficiaries who shall receive benefits under this Plan in the event of the Participant’s death.  Designation of a beneficiary other than a Participant’s surviving spouse or a Participant’s estate shall not be effective unless consented to by the Participant’s spouse in writing in the manner required by the Company.1  A Participant may change the designation of his or her beneficiary at any time by completing a new Election Form.  The new beneficiary designation shall apply to all amounts deferred under the Plan for all years both prior to and subsequent to the designation and shall be effective when received by the Company (with spousal consent, if required under this paragraph).  In the absence of any designation of a beneficiary by a Participant, or if all beneficiaries predecease the Participant, any amounts credited to a Participant’s Accounts under the Plan shall be paid to the Participant’s estate.

4.             Accounts

(a)       Accounts Generally

Amounts deferred under the Plan by a Participant shall be credited to one or more of the Participant’s Income Account, Deferred Stock Account, and Equity Fee Account, which are collectively referred to as the Participant’s “Accounts.”  Each Account shall be a bookkeeping entry only and shall be utilized solely for the measurement and determination of the amount to be paid to a Participant under the Plan.

(b)       Income Account

Cash Fees credited to a Participant’s Income Account shall be credited as a dollar amount on the date the fee would have otherwise been paid to the director.  Each Participant’s Income Account will be credited with interest as of the last day of each calendar quarter at an annual rate equal to the prime interest rate in effect at the beginning of such calendar quarter as published in the Wall Street Journal.  Interest shall be computed on the basis of the average closing monthly credit balance in the Participant’s Income Account during such quarter.

1.  We recommend spousal consent to deal with various state laws giving spouses rights to plan benefits.

(c)       Deferred Stock Account

Cash Fees credited to a Participant’s Deferred Stock Account shall be converted into Deferred Stock Units equal in number to the maximum number of whole and fractional shares of Common Stock, to the nearest one hundredth of one share, which could be purchased with the dollar amount of such fees at the closing market price for the Common Stock on the date the fee would have otherwise been paid to the director, or if such date is not a trading date, on the next preceding trading date.  Each Deferred Stock Unit represents the right to receive one share of Common Stock on the payment date for the Deferred Stock Account as set forth herein.

(d)       Equity Fee Account

Equity Fees credited to a Participant’s Equity Fee Account shall be credited as a number of Deferred Stock Units equal to the number of shares of Common Stock that would otherwise have been issued to the director.  Each Deferred Stock Unit represents the right to receive one share of Common Stock on the payment date for the Equity Fee Account as set forth herein.  Deferred Stock Units credited to a Participant’s Equity Fee Account shall be subject to the same vesting requirements as would have applied had the Equity Fees with respect to which the Deferred Stock Units were credited not been deferred.

(e)       Dividends and Adjustments to Deferred Stock Account and Equity Fee Account

On each dividend payment date with respect to Common Stock, an amount equal to the cash dividend which would have been payable had the Participant been the actual owner of the number of whole shares of the Common Stock reflected as Deferred Stock Units in his or her Deferred Stock Account or Equity Fee Account, shall be credited to the respective Account, and such amount shall be converted to additional Deferred Stock Units, based on the closing market price of the Common Stock on such dividend payment date.  Amounts credited to Equity Fee Accounts on account of cash dividends shall be subject to the same vesting requirements as would have applied had such amounts been paid as dividends with respect to Equity Fees that were not deferred.

In the event of any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, stock dividend, or other corporate transaction or event affecting the Common Stock, an adjustment shall be made to Participants’ Deferred Stock Accounts and Equity Fee Accounts (and to the number and kind of securities or other property to be delivered upon payments of such Accounts) as determined by the Board to be appropriate to prevent dilution or enlargement of Participants’ rights under the Plan, with the intent that each Deferred Stock Unit be adjusted in the same manner as each share of Common Stock.

5.             Payments

(a)         Payment of a Participant’s Accounts shall be made on January 15th of the year following the Participant’s termination of service as a director of the Company for any reason, including the Participant’s death.  Payment of a Participant’s Income Account shall be made as a lump sum payment in cash.  Payment of a Participant’s Deferred Stock Account and the vested portion of the Participant’s Equity Fee Account shall be made (i) in such whole number of shares of Common Stock represented by the Deferred Stock Units in such Accounts, and (ii) in cash for any fractional shares of Common Stock, based on the closing market price for the Common Stock on the date preceding such payment (or if such date is not a trading date, on the next preceding trading date.)  Any unvested portion of a Participant’s Equity Fee Account shall be forfeited upon the Participant’s termination of service as a director.

(b)           Notwithstanding the provisions of paragraph 5(a), in the event of a Participant’s termination of service as a director within one year following a change in control of the Company (as defined for purposes of Section 409A of the Internal Revenue Code), payment of the Participant’s Accounts (to the extent vested) shall be made within thirty (30) days after such termination of service.  Payment of a Participant’s Income Account pursuant to this paragraph 5(b) shall include interest, computed as set forth in paragraph 4(b), through the last day of the month preceding payment.

(c)         At any time that amounts remain in a Participant’s Accounts following separation from service, such Participant’s Accounts shall be appropriately adjusted from time to time in accordance with Section 4 above.

6.             Administration

The Plan shall be administered by the Board, which shall have the sole discretion and authority to decide all questions of fact and all questions as to interpretation of the Plan as may arise in connection with the Plan, and shall take such actions and make any other determinations as it may deem necessary or appropriate for the administration of the Plan.  Except as the Board may otherwise determine, all decisions and determinations by the Board with respect to the Plan shall be final and binding upon all Participants and other persons claiming benefits under the Plan.  The Board may delegate these powers to a committee of the Board or to one or more officers or employees of the Company. Notwithstanding the foregoing, no director who is a Participant shall participate in any determination relating solely or primarily to his or her own benefits under the Plan.

7.             General

(a)         A Participant’s rights to payment under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant’s beneficiary.

(b)         Participants shall have no right or security interest in any asset of the Company or any of its subsidiaries.  Each Participant shall be eligible only to receive payment of his or her benefits as provided under the Plan, and such right shall be no greater than the right of any unsecured creditor of the Company.  The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured contractual obligation to make payments in the future.  The Plan is intended to be, and shall operate as, an unfunded plan for tax purposes.

(c)         The Company shall have no obligation to deliver shares of Common Stock under the Plan if such delivery would be in violation of any law or if registration or listing of the Common Stock under any state or federal law or any stock exchange is required and has not been obtained.  Certificates representing shares of Common Stock delivered under the Plan shall be subject to such restrictions as may be applicable under such laws.

(d)         Nothing contained in the Plan shall confer upon any Participant or beneficiary any rights as a stockholder of the Company, unless and until shares of Common Stock are in fact issued or transferred to such Participant or beneficiary in accordance with Section 5.

(e)         The Company shall have the right to deduct from all payments made from the Plan any federal, state, or local taxes required by law to be withheld with respect to such payments.

(f)         Establishment of the Plan and coverage of any person shall not be construed to confer any right on the part of such person to be nominated for re-election, or to be re-elected, to the Board.

8.             Amendment and Termination

The Company hereby reserves the right to amend or terminate the Plan at any time, provided that such amendment or termination (i) shall not reduce the amounts then credited to Participants’ Accounts, and (ii) shall comply with the requirements of Section 409A of the Internal Revenue Code.  [In the case of termination of the Plan, any amounts credited to the Accounts of Participants may, in the sole discretion of the Board, be distributed in full to Participants as soon as reasonably practicable following such termination, provided that any such distribution shall be made in accordance with the applicable requirements of Section 409A.]

9.             Applicable Law

This Plan shall be governed and construed in accordance with the laws of the State of New York without regard to its conflicts of laws principles.

ELECTION FORM

DIRECT INSITE CORP.
DIRECTORS’ DEFERRED COMPENSATION PLAN

I.	ELECTION TO DEFER PAYMENT OF FEES

I hereby elect to defer my director fees (other than reimbursement of expenses) pursuant to the terms of the Direct Insite Corp. Directors’ Deferred Compensation Plan (“Plan”) as set forth below.  Unless I am a new director, I acknowledge that my election will apply only to fees earned in the calendar year following the date this Election Form is received by the Company.  If I am a new director, I acknowledge that if my election is submitted within 30 days of my election or appointment to the Board, it will apply to defer fees earned in my initial year of service as a director after this Election Form is received by the Company.  This deferral election will continue in effect for subsequent years unless I submit a new Election Form before the start of the calendar year.  This deferral election cannot be changed after the start of a calendar year.  (CHOOSE ALL THAT APPLY):

____	I hereby elect to defer all of my Cash Fees.

____	I hereby elect to defer all of my Equity Fees.

____	I hereby elect NOT to defer my director fees under the Plan.

II.	ELECTION OF INVESTMENT METHOD

I understand that all amounts that I defer under the Plan will remain general assets of the Company and will not be segregated or invested in a separate account on my behalf.

Cash Fees:  For purposes of calculating the amount of my benefit under the Plan, I elect that my deferred Cash Fees be credited to the accounts described in the Plan as indicated below (CHOOSE A, B, OR C):

____A.	100% to the Income Account

____B.	100% to the Deferred Stock Account

____C.	50% to the Income Account and 50% to the Deferred Stock Account.

I understand that my election can only be changed with respect to amounts to be deferred in subsequent calendar years, and only if I file a new Election Form with the Company before the start of such calendar year, and that if I change my investment election any existing amounts in my Income Account and/or Deferred Stock Account shall remain invested in accordance with my prior election.

Equity Fees:  I understand that for purposes of calculating the amount of my benefit under the Plan, my deferred Equity Fees will be credited to the Equity Fee Account described in the Plan, and will be subject to vesting to the same extent as if such fees had not been deferred.

III.	DISTRIBUTION OF ACCOUNTS

I understand that all amounts that I defer under the Plan will be distributed to me (or in the event of my death, to my designated beneficiary or estate) in accordance with the terms of the Plan. As a general matter, distributions will be made on the January 15th of the year following my termination of service as a director of the Company for any reason.  However, if I leave the Board within one year after a change in control of the Company (as defined in the Plan), the distribution will be made within 30 days after my termination of service.

IV.	DESIGNATION OF BENEFICIARY

I hereby designate the following beneficiary or beneficiaries to receive payment of my benefits in the event of my death in accordance with the terms of the Plan.  I understand that in the absence of any designation of a beneficiary (or if all designated beneficiaries predecease me), any amounts credited to me under the Plan will be paid to my estate.

Beneficiary/Beneficiaries (to be paid in equal shares):

Name	Address	Telephone

Name	Address	Telephone

V.	CONSENT OF SPOUSE

If you are married and have designated a Beneficiary other than your spouse or your estate, your spouse must sign the following consent.

I am the spouse of the Participant named below and hereby consent that such Participant’s benefits under the Direct Insite Corp. Directors’ Deferred Compensation Plan be paid to the Beneficiary or beneficiaries named above.

Signature of spouse

Print name of spouse

Date

2

VI.	ACKNOWLEDGMENT AND SIGNATURE

I understand that this Election Form is irrevocable after the beginning of the calendar year for which it is made and will remain in effect for subsequent calendar years until I complete a new Election Form changing my election.  I understand that I may change this Election Form for future deferrals in any subsequent calendar year by completing and submitting a new Election Form prior to the beginning of the subsequent calendar year.

I acknowledge that I have received a copy of the Plan, I have read and understand its terms, and I agree to be bound thereby.

Signature of Participant

Print Name of Participant

Date

3